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                                                                    Exhibit 4.21

                        --------------------------------

                               PLACEMENT AGREEMENT

                                      among

                       Resource Capital Trust III, Issuer

                  Resource Bankshares Corporation, Sponsor

                                      and

                            BEAR, STEARNS & CO. INC.

                                 Placement Agent

                        --------------------------------

                          Dated as of October 16, 2002

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         PLACEMENT AGREEMENT, dated as of October 16, 2002 (this "Agreement"), among Resource Capital Trust III, a statutory trust created under the laws of the State of Delaware (the "Issuer"), Resource Bankshares Corporation, a Virginia corporation, as Sponsor under the Trust Agreement, as defined below (the "Sponsor" and, together with the Issuer, the "Trust Parties"), and BEAR, STEARNS & CO. INC., as placement agent (the "Placement Agent").

         WHEREAS, the Issuer proposes to issue U.S. $3,000,000 Trust Preferred Securities Due November 7, 2032 (the "Securities");

         WHEREAS, the Securities will be issued pursuant to an Amended and Restated Declaration of Trust to be dated as of October 29, 2002 (the "Trust Agreement"), among Resource Capital Trust III, as Sponsor, Wells Fargo Bank, National Association, as Institutional Trustee, Wells Fargo Delaware Trust Company, as Delaware Trustee, and the Administrators named therein;

         WHEREAS, the Issuer has agreed not later than the Closing Date, to provide the Placement Agent with a copy of the Trust Agreement and any other documents required to be delivered pursuant to the terms hereof or the Trust Agreement;

         WHEREAS, the Issuer will use the proceeds from the sale of the Securities to purchase Debentures (as defined in the Trust Agreement); and

         WHEREAS, capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed thereto in the Trust Agreement;

         NOW IT IS HEREBY AGREED as follows:

         1. PLACEMENT OF SECURITIES; COMPENSATION. (a) On the terms and subject to the conditions of this Agreement and in reliance upon the representations and warranties herein set forth, the Issuer hereby appoints the Placement Agent as placement agent to place Securities, and the Placement Agent hereby accepts such appointment. From the date hereof until any termination of the Placement Agent's obligations hereunder, the Placement Agent shall use its reasonable efforts to place Securities with investors permitted by the terms hereof.

         (b) The Securities shall be issued and sold free from all liens, charges and encumbrances, equities and other third party rights of any nature whatsoever, together with all rights of any nature.

         (c) As compensation for the placement services to be provided by the Placement Agent hereunder, the Issuer shall pay to the Placement Agent a fee in an amount as agreed upon between the Issuer and the Placement Agent. Following payment in full to the Placement Agent of all fees earned hereunder, the Issuer shall have no further obligation hereunder to the Placement Agent with respect to any fee. Such fees shall be due and payable upon closing of the offering of the Securities. The Issuer shall have no obligation to pay any fees with respect to any placement of the Securities which is not completed. No fee payable to any other placement agent

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by the Issuer or any other entity shall reduce or otherwise affect the fees payable hereunder to the Placement Agent.

         2. CLOSING. On the Closing Date, delivery of and payment for the Securities shall be made at the offices of Bear, Stearns & Co. Inc. and/or such other location or locations as shall be mutually acceptable to the parties hereto. Delivery of the Securities shall be made against payment of the purchase price therefor to the order of the Issuer in same day funds by transfer to an account designated by the Issuer or by such other means as shall be acceptable to the Placement Agent. Such payment shall be made upon authorization from the Placement Agent (such authorization to be given if the conditions to the Placement Agent's obligations set forth herein are either satisfied or waived) against delivery of the Securities. The Securities will be in the form requested by the Placement Agent in accordance with the terms of the Trust Agreement.

         3. [Reserved].

         4. REPRESENTATIONS AND WARRANTIES. Each Trust Party hereby represents, warrants and agrees to and with the Placement Agent that, as of the Closing Date, and as to itself only and not as to the other:

         (a) with respect to the Issuer, it is duly formed and validly existing under the laws of the State of Delaware and, with respect to the Sponsor, it is duly organized and validly existing under the laws of the State of Virginia, in each case, with all requisite power and authority to own or transfer, as applicable, the Debentures, to conduct its business as required under the Trust Agreement, this Agreement or any other documents relating to or otherwise in connection with the issue and sale of the Securities (collectively, the "Transaction Documents") and to perform its obligations hereunder and under each Transaction Document, and is lawfully qualified to do business and is in good standing in those jurisdictions in which it conducts business and where the failure to be so qualified or in good standing would have a material adverse effect on the business or financial condition of such Trust Party or would otherwise be material in context of the issuance of the Securities;

         (b) this Agreement has been duly authorized, executed and delivered by such Trust Party and constitutes, and each of the Transaction Documents to which such Trust Party is a party has been duly authorized by such Trust Party and, when duly executed and delivered by the Placement Agent, on the Closing Date, will constitute, legal, valid and binding obligations of such Trust Party, except as such obligations may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting the rights of creditors generally and the application of general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law);

         (c) with respect to the Issuer, on the Closing Date, the Securities have been duly authorized by the Issuer and, when duly executed, authenticated, issued and delivered in accordance with the Trust Agreement, will constitute legal, valid and binding obligations of the Issuer, entitled to the benefits provided by the Trust Agreement, except as such obligations may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting the rights

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of creditors generally and the application of general equitable principles
(regardless of whether the issue of enforceability is considered in a proceeding in equity or at law);

         (d) with respect to the Issuer, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue, sale or delivery of the Securities, except for those which have been obtained and are in full force and effect, and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the consummation of the other transactions contemplated by the Transaction Documents, except for those which have been obtained and are in full force and effect, and except where the failure to obtain such consent, approval, authorization, order, registration or qualification would not have a material adverse effect on the business or financial condition of the Issuer and would not be material in the context of the issuance of the Securities;

         (e) the execution and delivery of the Transaction Documents, the issue of the Securities and the consummation of the other transactions contemplated by the Transaction Documents (and compliance with the terms thereof) do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under the organizational documents of such Trust Party; and the execution and delivery of the Transaction Documents, the issue of the Securities and the consummation of the other transactions contemplated by the Transaction Documents (and compliance with the terms thereof) do not and will not conflict with or result in a breach of any indenture, trust deed, mortgage or other agreement or instrument to which such Trust Party is a party or by which it or any of its properties is bound, or infringe any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over such Trust Party or any of its properties, except for such conflicts, breaches, defaults or infringements that would not have a material adverse effect on the business or financial condition of such Trust Party and would not be material in the context of the issuance of the Securities;

         (f) there are no pending actions, suits or proceedings against or affecting such Trust Party or any of its properties and, to the best of such Trust Party's knowledge, no such suits or proceedings are threatened or contemplated;

         (g) no event has occurred which, had the applicable Securities already been issued, might (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute an Event of Default;

         (h) the Trust Agreement does not require qualification under the U.S. Trust Indenture Act of 1939, as amended;

         (i) neither the Issuer nor any affiliate of the Issuer nor any person acting on behalf thereof has made offers or sales of the Securities under circumstances that would require the registration of the Securities under the U.S. Securities Act of 1933, as amended (the "Securities Act");

         (j) the Issuer is not an "investment company" as defined in the U.S. Investment Company Act of 1940, as amended;

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         (k) with respect to the Issuer, any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement and any Transaction Document or the execution, delivery and sale of the Securities have been or will be paid on or prior to the Closing Date;

         (l) there are no contracts, agreements or understandings between any of the Trust Parties or any affiliate thereof and any person granting such person the right to require the Issuer to file a registration statement under the Securities Act, with respect to any Securities owned or to be owned by such person; and

         (m) subject to the compliance by the Placement Agent with its representations and warranties set forth in Section 6 below, the sale of the Securities pursuant to this Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act. In the case of each offer or sale of Securities, no form of general solicitation or general advertising was used by the Issuer or its representatives, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Neither the Issuer nor any person acting on its behalf (other than the Placement Agent, SAMCO Capital Markets or any other member of that certain Regional Advisors Alliance) has offered or sold, nor will the Issuer or any person acting on its behalf (other than the Placement Agent, SAMCO Capital Markets or any other member of that certain Regional Advisors Alliance) offer or sell directly or indirectly, any Securities or any other security in any manner that, assuming the accuracy of the representations and warranties and the performance of the covenants given by the Placement Agent, would render the issuance and sale of any of the Securities as contemplated hereby a violation of Section 5 of the Securities Act or the registration or qualification requirements of any state securities laws, nor has the Issuer authorized, nor will it authorize, any person to act in such manner.

         5. UNDERTAKINGS BY THE ISSUER. The Issuer agrees with the Placement Agent as follows:

         (a) Neither the Issuer, nor any of its affiliates nor any person authorized to act on its behalf, will engage in any directed selling efforts with respect to the Securities to any U.S. Person except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Terms used in this paragraph have the meanings given to them by Regulation S under the Securities Act.

         (b) Neither the Issuer, nor any of its affiliates nor any person authorized to act on its behalf, will make offers or sales of Securities under circumstances that would require the registration of the Securities under the Securities Act.

         (c) For so long as any of the Securities are outstanding and are "restricted securities" within the meaning of Rule 144A, the Issuer will provide or cause to be provided to any holder of Securities and any prospective purchaser of the Securities designated by such a holder, upon the request of such holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4).

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         6. SELLING RESTRICTIONS. The Placement Agent represents and warrants to the Issuer that:

         (a) It understands that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. It has not offered, and will not offer, the Securities within the United States except to persons whom it reasonably believes to be Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act), institutional Accredited Investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
Act) or to certain persons in transactions outside the United States in reliance on Regulation S under the Securities Act. In connection with any offer or sale in the United States or to or for the benefit of a U.S. Person, it will take reasonable steps to ensure that the purchaser of such Securities is aware that such offer or sale is being made in reliance on Rule 144A or Regulation D in a manner that would not require registration of the Securities under the Securities Act or any blue sky law of any State.

         (b) Neither it nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (as those terms are used in Rule 502(c) of Regulation D) in connection with any offer or sale of the Securities in the United States.

         (c) It will not offer or sell the Securities outside the United States, except in accordance with the representations described herein and the restrictions set forth below:

         It has offered and sold the Securities, and will offer and sell the Securities, during the applicable Distribution Compliance Period, only in accordance with Rule 903 or 904 of Regulation S under the Securities Act. Accordingly, it represents and agrees that neither it, nor any of its affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restriction requirements of Regulation S. It agrees that, at or prior to the confirmation of sale of Securities, it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities through it during the applicable Distribution Compliance Period a confirmation or notice of substantially the following effect:

                    "The Securities offered hereby have not been registered
               under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons (i) as part of their distribution at any time or (ii) until forty calendar days after the later of the commencement of the offering of the Securities or the Closing Date, to persons other than the Placement Agent or other distributors in reliance on Regulation S and the Closing Date, except in either case in accordance with Regulations S, Rule 144A or Regulation D under the

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                  Securities Act. Terms used above have the meanings given to them by Regulation S."

         (d) It acknowledges that no action has been or will be taken by the Issuer or any other person that would permit the offer or sale of the Securities in any jurisdiction where action to implement such offer or sale of the Securities is required. The Placement Agent shall not offer or sell any Securities in any jurisdiction except in compliance with applicable law, and the Placement Agent agrees, at its own expense, to comply with all such laws. The Placement Agent shall at its own expense obtain any consent, approval or authorization required for it to offer or sell the Securities under the laws or regulations of any jurisdiction where it proposes to make offers or sales of Securities.

         7. CONDITIONS PRECEDENT. The obligations of the Placement Agent hereunder shall be subject to the accuracy of the representations and warranties of each Trust Party contained herein as of the date hereof, and, as of the Closing Date (as if made on the Closing Date), to the accuracy of the statements of each Trust Party made in any certificates delivered pursuant hereto on such date, to the performance by each Trust Party of its obligations hereunder, and to the following additional conditions:

         (a) The Issuer shall have obtained all governmental authorizations required in connection with the issue and sale of the Securities and the performance of its obligations hereunder and under the Transaction Documents to which it is a party.

         (b) Each of the Sponsor and an Administrator under the Trust Agreement shall have furnished to the Placement Agent a certificate of such Sponsor and Administrator signed by their respective principal executive, financial or accounting officer of the Issuer, dated the Closing Date, to the effect that he has examined this Agreement and that the representations and warranties of such party in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and such party has performed all its obligations and satisfied all the conditions on its part to be satisfied at or prior to the Closing Date.

         (c) The Issuer shall have furnished to the Placement Agent the opinions of counsel for the Issuer, dated the Closing Date, in a form reasonably acceptable to the Placement Agent.

         (d) The conditions precedent to the performance by the Issuer of its obligations under the Trust Agreement shall have been satisfied or waived.

         (e) Prior to the Closing Date, the Issuer shall furnish to the Placement Agent such further information, certificates and documents as the Placement Agent may reasonably request.

         If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates referred to in or contemplated by this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Placement Agent and its counsel, this

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Agreement and all obligations of the Placement Agent hereunder may be canceled by the Placement Agent at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

         8. INDEMNIFICATION. (a) Each Trust Party agrees, jointly and severally, to indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of the Securities Act, or the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the respective affiliates, officers, directors and employees of the Placement Agent and each such person (and each and all referred to in Section 8(b) as an "indemnified party"), against any losses, claims, damages or liabilities, joint or several, to which the Placement Agent or such controlling person and the respective affiliates, officers, directors and employees of the Placement Agent and each such person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are connected with the execution and delivery by such Trust Party, and the consummation by such Trust Party of the transactions contemplated by, this Agreement or any other Transaction Document except for losses, claims, damages or liabilities (or actions in respect thereof) resulting from an indemnified party's gross negligence or willful misconduct. Each Trust Party agrees, jointly and severally, to reimburse the Placement Agent and each such affiliate, officer, director, employee or controlling person for any legal or other expenses reasonably incurred by the Placement Agent and each such affiliate, officer, director, employee or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action arising out of or being connected with the execution and delivery by such Trust Party, and the consummation by such Trust Party of the transactions contemplated by, this Agreement or the other Transaction Documents. This indemnity agreement will be in addition to any liability that any of the Trust Parties may otherwise have.

         (b) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party of the commencement thereof; but the omission and/or delay to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party unless such omission and/or delay caused actual prejudice to the indemnifying party; in case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Counsel provided by the indemnifying party may represent the indemnifying party as well as all indemnified parties hereunder subject to the following provisions. Notwithstanding anything to the contrary contained herein, such indemnified party may continue any such action on its own at its own expense. If the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other

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indemnified parties that are different from or additional to or in conflict with those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The reasonable fees and expenses of such separate counsel for the indemnified party shall be paid by the indemnifying party. The indemnifying party may avoid its duty to indemnify under this Section 8 if the indemnified party, without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), effects any settlement or compromise of, or consents to the entry of any judgment in, any pending or threatened action in respect of which any indemnifying party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnifying party from all liability on any claims that are the subject matter of such action. The indemnifying party shall not be liable for any settlement of any claim effected without its consent.

         9. SURVIVAL OF REPRESENTATIONS AND OBLIGATIONS. The representations, warranties, agreements and undertakings in this Agreement shall continue in full force and effect despite completion of the arrangements for the issue and placement of the Securities or any investigation made by or on behalf of the Placement Agent.

         10. NOTICES.

         (a) Any communication shall be given by letter or facsimile, in the case of notices to the Issuer, to it at:

         Resource Capital Trust III
         c/o Resource Bankshares Corporation
         3720 Virginia Beach Boulevard
         Virginia Beach, VA 23452
         Facsimile: 757-431-2441
         Attention: James M. Miller

in the case of notices to the Sponsor, to it at:

         Resource Bankshares Corporation
         3720 Virginia Beach Boulevard
         Virginia Beach, VA 23452
         Facsimile: 757-431-2441
         Attention: James M. Miller

and in the case of notices to the Placement Agent, to it at:

         Bear, Stearns & Co. Inc.
         383 Madison Avenue
         New York, New York 10179
         Facsimile: 212-272-3182
         Attention: Asset Backed Securities

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         (b) Any such communication shall take effect, in the case of a letter, at the time of delivery and in the case of telex, at the time of dispatch.

         (c) Any communication not by telex shall be confirmed by letter but failure to send or receive the letter of confirmation shall not invalidate the original communication.

         11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to its conflict of laws provisions.

         12. JURISDICTION. Each of the parties hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or United States federal court sitting in The City and County of New York over any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby which is brought by the Placement Agent, the Issuer or the Sponsor and irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding.

         13. NO BANKRUPTCY PETITION. The Placement Agent covenants and agrees that, prior to the date which is one year and one day after the payment in full of all Securities issued by the Issuer, it will not institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law. The provisions of this Section shall survive termination of this Agreement for any reason whatsoever.

         14. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligations hereunder.

         15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         16. LIMITED RECOURSE. The parties hereto acknowledge that, notwithstanding any other provision hereof, the obligations of the Issuer hereunder shall be equal to the lesser of the nominal amount of such obligations and the actual amount received or recovered by or for the account of the Issuer in respect of the assets or property of such Issuer. In the event that the amount due and payable by the Issuer hereunder exceeds the sums so received or recovered, the right of any person to claim payment of any amount exceeding such sums shall be extinguished. The provisions of this Section shall survive termination of this Agreement for any reason whatsoever.

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         IN WITNESS WHEREOF, this Agreement has been entered into as of the date hereinabove set forth.

                                                 RESOURCE BANKSHARES CORPORATION



                                                 By:___________________________
                                                    Name:
                                                    Title:


                                                 RESOURCE CAPITAL TRUST III



                                                 By:___________________________
                                                    Name:
                                                    Title:


                                                 BEAR, STEARNS & CO. INC.,
                                                 as Placement Agent



                                                 By:___________________________
                                                    Name:
                                                    Title:

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